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                                                                    Exhibit 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 19, 1999 included in or incorporated by reference into ChiRex Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998, into ChiRex Inc.'s previously filed Registration Statement No. 333-02216 on Form S-8, Registration Statement No. 333-02218 on Form S-8, Registration Statement No. 333-02220 on Form S-8 and Registration Statement No. 333-68849 on Form S-3.


                                                ARTHUR ANDERSEN LLP


Boston, Massachusetts
February 19, 1999